SPECIAL MONEY MARKET FUND, INC.
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                          August 26, 2005



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


      Re:	Special Money Market Fund, Inc.
            File No. 811-5951


Ladies and Gentlemen:

      Enclosed please find the Annual Report on Form N-SAR for the above referenced Fund, for the twelve-month period ended June 30, 2005.
The enclosed is being filed electronically via the EDGAR System.



                                          Yours truly,


                        		/s/ Jonathan D. Shain
                                          Jonathan D. Shain
                                          Secretary

Enclosure




This report is signed on behalf of the Registrant in the City of Newark and State of New
Jersey on the 26th day of August 2005.



	Special Money Market Fund, Inc.



Witness: /s /Floyd L. Hoelscher		By: /s/ Jonathan D. Shain
Floyd L. Hoelscher				Jonathan D. Shain
      						Secretary


L:\MFApps\CLUSTER 2\N-SARS\SMM\2005\6-05 annual cover-sig.doc